Exhibit 99.1

ASSUMPTION AGREEMENT

This Assumption Agreement (“Agreement”) is made as of January 6, 2005, among Tier Technologies, Inc., a Delaware corporation, and Official Payments Corporation, a Delaware corporation (collectively, “Borrower”), Epos Corporation, an Alabama corporation (“Assuming Party”), and City National Bank, a national banking association (“CNB”), with reference to the following facts:

1. RECITALS

1.1 Borrower and CNB are parties to a Credit and Security Agreement dated as of January 29, 2003, as amended from time to time (collectively, referred to as the “Credit Agreement”).

1.2 All obligations owed by Borrower to CNB under the Credit Agreements (“Obligations”) are secured by a lien on Borrower’s assets pursuant to the Credit Agreement.

1.3 As of the date of this Agreement, Borrower is presently indebted to CNB under the Credit Agreement as set forth in the books and records of CNB.

1.4 Pursuant to the terms of that certain Agreement And Plan Of Merger among Tier Technologies, Inc., Baker Acquisition Corporation, Epos Corporation, the individuals named therein and Michael A. Lawler, as Shareholder Representative, effective as of June 1, 2004, Borrower Tier Technologies, Inc. acquired all of the outstanding capital stock of Assuming Party.

1.5 Pursuant to Section 6.8.1. of the Credit Agreement, Borrower and Assuming Party have requested that CNB consent to the assumption by Assuming Party of all of Borrower’s Obligations under the Credit Agreement, and further request that Assuming Party have all of the benefits of a Borrower under the Credit Agreement. Subject to the terms and conditions set forth below, CNB is willing to consent to such assumption.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CNB, Borrower and Assuming Party hereby agree as follows:

2. Definitions. Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement.

3. Assumption. Assuming Party assumes and agrees to be liable for the performance and repayment of all Obligations of Borrower to CNB under the Credit Agreement, and all of the documents related thereto as if each such agreement, instrument and all of the documents related thereto had been made, executed and delivered by Assuming Party. CNB agrees that Assuming Party shall have all of the rights of a Borrower under the Credit Agreement.

4. Condition to CNB’s Consent to Assumption by Assuming Party. In consideration of CNB consenting to the assumption and as a condition thereto, Assuming Party, Borrower and CNB hereby agree as follows:

4.1 Assuming Party shall execute and deliver to CNB its security agreement, in form and substance satisfactory to CNB, covering the same collateral as set forth in the Credit Agreement;

4.2 Assuming Party shall deliver to CNB such corporate resolutions and other authorizations, indicating that the persons signing this Agreement and the document described in Sections 4.1, above, are authorized to execute same.

5. No Release of Liability of Borrower. Notwithstanding the assumption by Assuming Party of all Obligations of Borrower to CNB, until all Obligations assumed hereunder have been paid in full, Borrower shall not be released from any of its respective liabilities or obligations to CNB, and Borrower shall remain fully liable for all Obligations owed by Borrower to CNB.

6. Conditions Precedent. This Agreement shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

6.1 CNB shall have received this Agreement duly executed by the parties hereto; and

6.2 CNB shall have received, fully executed, the documents referenced in Section 4, above.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with same effect as if the signatures thereto and hereto were upon the same instrument.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9. Further Acts. Each party to this Agreement shall perform any further acts and sign and deliver any further documents and/or instruments that are reasonably necessary to carry out the provisions of this Agreement.

10. Termination Date. The Termination Date in the Credit Agreement, as herein assumed, shall be March 31, 2007.

11. Existing Credit Agreement. Except as expressly modified herein, the Credit Agreement and documents related thereto remain unmodified and in full force and effect.

12. Successors and Assigns. This Agreement shall apply to, inure to the benefit of, and bind all parties hereto and their respective heirs, legatees, devisees, administrators, executors, successors and assigns; provided, however, that Assuming Party may not assign or transfer its obligations hereunder without the prior written consent of CNB.

13. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

14. Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements among the parties hereto, or any of then, whether oral or written, and may not be modified or amended without the written consent of all the parties hereto.

IN WITNESS WHEREOF, CNB, Borrower and Assuming Party have executed this Agreement as of the date and year first written above.

“Assuming Party”	Epos Corporation, an
Alabama corporation

	By:	/s/ James R. Weaver
James R. Weaver, President/CEO

“Borrower”	Tier Technologies, Inc., a
Delaware corporation

	By:	/s/ James R. Weaver
James R. Weaver, President/CEO

Official Payments Corporation, a
Delaware corporation

	By:	/s/ James R. Weaver
James R. Weaver, President/CEO

“CNB”	City National Bank, a national banking association

	By:	/s/ Joseph McCarthy
Joseph J. McCarthy, Senior Vice President

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